EXHIBIT 24.1


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edgar W. Blanch, Jr. and Daniel P. O'Keefe (each with full power to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any or all amendments (including post-effective amendments) thereto, with respect to the Non-Employee Directors' Stock Plan, the Directors' Stock Option Plan, the Executive Restricted Stock Incentive Plan, the 1997 Stock Incentive Plan and the Retirement Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


         Signature                           Title                         Date
         ---------                           -----                         ----
/s/ Edward W. Blanch, Jr.      Chairman of the Board, Chief          January 22, 1998
---------------------------    Executive Officer and Director
Edgar W. Blanch, Jr.


/s/ Chris L. Walker            President, Chief Operating Officer    January 22, 1998
---------------------------    and Director
Chris L. Walker


/s/ Ian D. Packer              Executive Vice President and          January 22, 1998
---------------------------    Chief Financial Officer
Ian D. Packer


/s/ Frank S. Wilkinson, Jr.    Executive Vice President and          January 22, 1998
---------------------------    Director
Frank S. Wilkinson, Jr.


/s/ James N. Land, Jr.         Director                              January 22, 1998
---------------------------
James N. Land, Jr.


/s/ Steven G. Rothmeier        Director                              January 22, 1998
---------------------------
Steven G. Rothmeier


/s/ Paul B. Ingrey             Director                              January 22, 1998
---------------------------
Paul B. Ingrey


/s/ William B. Madden          Director                              January 22, 1998
---------------------------
William B. Madden


/s/ Joseph D. Sargent          Director                              January 22, 1998
---------------------------
Joseph D. Sargent
